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                                                                     EXHIBIT 5.1






                                 June 20, 2002


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re: REGISTRATION STATEMENT FORM S-8 GREY WOLF, INC., 1996 EMPLOYEE STOCK OPTION PLAN, AND 2001 AND 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENTS

Ladies and Gentlemen:

         We have acted as counsel to Grey Wolf, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 (the "Registration Statement") of an additional 7,000,000 shares and 375,000 shares (collectively, the "Shares") of the Company's common stock, par value $.10 per share, issuable pursuant to the Company's 1996 Employee Stock Option Plan, as amended (the "Plan"), and the 2001 and 2002 Non-Employee Director Stock Option Agreements between the Company and each of the Company's non-employee directors (the "Agreements"), respectively.

         We have examined the Plan, the Agreements and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares are duly and validly authorized, and will, upon issuance and delivery as contemplated by the Plan and the Agreements, as applicable, be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of
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the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                          Very truly yours,

                                          /s/ Porter & Hedges, L.L.P.

                                          PORTER & HEDGES, L.L.P.